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                               EXHIBIT 21

                       SUBSIDIARIES OF THE COMPANY
                                                                  Percentage
                                            Jurisdiction of      Ownership of
            Subsidiary                       Incorporation       Capital Stock
-------------------------------------------------------------------------------
Worthy, Incorporated                           Delaware               100%

Live Event Management, Inc.
(formerly New Life Treatment Centers, Inc.)    Delaware                99%

Nelson Direct Marketing Services, Inc.         Delaware               100%

Editorial Caribe, Inc.                         Florida                100%

Elm Hill Press, Inc.
(dba Rutledge Hill Press, Inc.)                Tennessee              100%

Nelson Media, Inc.
(dba Nelson Ministry  Services)                Tennessee              100%

Nelson Enrichment, Inc.                        Delaware               100%

Women of Faith, Inc.                           Delaware                99%

World Publishing, Inc.                         Tennessee              100%


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